Exhibit  23:



                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS




The  Board  of  Directors
NBI,  Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-73334) of NBI, Inc. of our report dated July 31, 1998, relating to the consolidated financial statements of NBI, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended
June  30,  1998.    Our report contains an explanatory paragraph regarding the
Company's  ability  to  continue  as  a  going  concern.


/s/  BDO  Seidman,  LLP
BDO  Seidman,  LLP




Denver,  Colorado
October  30,  1998